Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Silver State Bancorp on Form S-8 of our report, dated March 29, 2007 relating to our audit of the consolidated financial statements, included in the S-1 of Silver State Bancorp that was filed with the SEC on April 13, 2005 and amended on July 17, 2007.

/s/ McGLADREY & PULLEN, LLP

Las Vegas, Nevada

August 9, 2007

McGladrey & Pullen, LLP is an independent member firm of

RSM International, an affiliation of independent accounting

and consulting firms.